LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these present that the undersigned hereby makes, constitutes and appoints each of Samir Kaul, Shelbi Peralta and Kimberly Totah, signing singly and each acting individually, as the undersigned’s true and lawful attorney-in-fact with full power and authority as hereinafter described to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other application materials necessary or appropriate to obtain codes and passwords enabling the undersigned to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval system of the SEC and make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in his own capacity and in the undersigned’s capacity as managing manager of VK Services, LLC, Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, or other form or report, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form or report with the SEC and any stock exchange or similar authority;

(4) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in any of the securities issued by entities in which any of Khosla Ventures I, L.P., Khosla Ventures II, L.P., Khosla Ventures III, L.P., Khosla Ventures IV, L.P. or Khosla Ventures Seed, L.P. has made an investment (each and any of such entities, the “Khosla Portfolio Companies”) from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming or relieving, nor is VK Services, LLC assuming or relieving, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither VK Services, LLC nor the foregoing attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned’s holdings of and transactions in securities issued by any of the Khosla Portfolio Companies, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of June, 2011.

                                                                                    /s/ Vinod Khosla
Signature

                                                                                    Vinod Khosla
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